Exhibit 99.1

Contact:	Richard A. Lechleiter
Executive Vice President and
Chief Financial Officer
(502) 596-7734

KINDRED HEALTHCARE REPORTS STRONG RESULTS IN FIRST

FULL QUARTER FOLLOWING REHABCARE ACQUISITION

Excluding Certain Items, Company Reports Continuing Operations Diluted EPS of $0.41,

Exceeding the Company’s Guidance Range of $0.25 to $0.30

Company Reports GAAP Continuing Operations Income of $0.01 per Diluted Share

RehabCare Integration and Cost Synergies Ahead of Plan

Company Raises Fiscal 2011 Earnings Guidance to $1.87 to $1.92 from $1.80 to $1.90

(Continuing operations diluted EPS, excluding certain items)

Fourth Quarter EPS Expected at $0.35 to $0.40

Fiscal 2012 Earnings Guidance Reaffirmed at $1.65 to $1.85

LOUISVILLE, Ky. (November 2, 2011) – Kindred Healthcare, Inc. (“Kindred” or the “Company”) (NYSE:KND) today announced its operating results for the third quarter ended September 30, 2011. Third quarter results reflect the first full interim period of combined operations since the Company completed the acquisition of RehabCare Group, Inc. (“RehabCare”) on June 1, 2011. The Company’s consolidated financial statements include the operating results of RehabCare since the closing of the transaction.

Third Quarter Highlights:

•	Consolidated revenues rose 44% to $1.5 billion

•	RehabCare added $343 million in third quarter revenues

•	Hospital admissions rose 54% in the quarter; same-store admissions rose 4%

•	Nursing and rehabilitation center admissions increased 4%

•	Expanding rehabilitation therapy business reported revenue growth of 172%

•	Excluding certain items, the Company reported improved margins in each operating division

•	Adjusted operating income rose 69% to $210 million (13.9% of revenues) compared to $124 million (11.8% of revenues) in the third quarter last year

•	Adjusted income from continuing operations nearly quadrupled to $21.5 million (1.4% of revenues) from $5.6 million (0.5% of revenues) in the third quarter last year

•	Company continues to generate significant operating cash flows

•	Excluding transaction-related payments, year to date operating cash flows were up 27% to $195 million from $153 million in the same period last year

•	Company’s cost synergy forecast shows continued improvement

•	Synergies from RehabCare acquisition to reach $55 million annual rate by year end 2011 and $62 million annual rate by the end of first quarter 2012

•	Additional $14 million of annualized overhead reductions in the Company’s nursing center division will be achieved by year end 2011

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680 South Fourth Street    Louisville, Kentucky 40202

502.596.7300        www.kindredhealthcare.com

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

Third Quarter Results (Continuing Operations)

Consolidated revenues for the third quarter ended September 30, 2011 rose 44% to $1.5 billion. The Company reported income from continuing operations for the third quarter of 2011 totaling $0.6 million or $0.01 per diluted share compared to income of $5.1 million or $0.13 per diluted share in the third quarter last year. As previously announced, third quarter 2011 results included a favorable income tax adjustment of $3.3 million or $0.06 per diluted share. Third quarter 2010 operating results included a $2.9 million or $0.07 per diluted share favorable income tax adjustment.

Excluding certain items discussed below, the Company’s income from continuing operations grew 287% to $21.5 million or $0.41 per diluted share from $5.6 million or $0.14 per diluted share in the third quarter last year.

During the third quarter of 2011, the Company incurred certain costs related to acquisitions that reduced pretax income by $6.5 million ($4.5 million net of income taxes or $0.09 per diluted share).

On July 29, 2011, the Centers for Medicare and Medicaid Services (“CMS”) issued final rules that, among other things, significantly reduced Medicare payments to nursing centers beginning October 1, 2011. As a result of these rules, the Company tested the recoverability of its assets and recorded a pretax asset impairment charge aggregating $26.7 million ($16.4 million net of income taxes or $0.31 per diluted share). This charge reflected the amount by which the carrying value of certain assets exceeded their estimated fair value.

Management Commentary

Paul J. Diaz, President and Chief Executive Officer of the Company, remarked, “We are very pleased to report an outstanding first full quarter of operations following the RehabCare acquisition. Our continued focus on the quality of our services and clinical outcomes drove solid volume growth and operating efficiencies that resulted in improved margins in each of our businesses and significant growth in our core earnings.”

“In light of continued reimbursement pressures, we are focused on the realization of cost synergies across the organization. The investments we have made in people and infrastructure in connection with the RehabCare acquisition are the foundation for achieving greater operating synergies and securing the benefits from our expanded size and scale. We are confident that we will reach annualized cost savings of $55 million by year end 2011 and $62 million by the end of the first quarter 2012 related to the RehabCare acquisition. In addition to the RehabCare synergies, we recently reorganized our nursing center division that will result in annualized cost savings of approximately $14 million by year end 2011.”

Mr. Diaz commented on the Company’s ongoing development activities, “We continue to advance our cluster market strategy through the selective development of our different businesses to meet the needs of patients, physicians, managed care plans and other healthcare partners in our key markets. Our recent acquisitions of home health operations in California, Arizona, Nevada, Utah and Massachusetts will further complement our existing operations and provide for future growth in these markets.”

Finally, Mr. Diaz discussed the Company’s improved liquidity, “Our operating cash flows continue to be a source of financial strength for Kindred as we continue to pursue our cluster market development strategy and reduce our leverage. Excluding transaction-related payments, our operating cash flows in the first nine months of 2011 increased 27% to $195 million from last year’s adjusted $153 million.”

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Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

Recent Regulatory Changes

As previously discussed, CMS recently issued final rules that became effective on October 1, 2011.

On July 29, 2011, CMS issued final rules which, among other things, will reduce Medicare payments to nursing centers by 11.1% and change the reimbursement for the provision of group rehabilitation therapy services to Medicare beneficiaries. Based upon its review of the final rules, the Company believes that its nursing center Medicare rates could decline by as much as 15% in 2012. The Company believes that these rules could reduce the Company’s annual revenues by approximately $95 million to $105 million in its nursing center business and approximately $10 million to $15 million in its rehabilitation therapy business. In addition, the Company believes that other technical changes required under the final rules may increase rehabilitation therapy costs by approximately $20 million to $25 million on an annual basis.

CMS also issued final rules that provided payment increases to inpatient rehabilitation facilities (“IRFs”) and long-term acute care (“LTAC”) hospitals. Among other things, CMS indicated that Medicare payment rates for IRFs are expected to increase at an annual rate of 2.2% and LTAC hospital payment rates are expected to rise 2.5%. Based upon its review of the final rules, the Company believes that the Medicare rate increase for the Company’s LTAC hospitals will likely approximate 0.7% in 2012.

Earnings Guidance – Continuing Operations

The Company also updated its earnings guidance for fiscal 2011 and 2012. The Company indicated that the earnings guidance for continuing operations reflects the anticipated impact of the previously discussed final rules recently issued by CMS related to payment rates for nursing centers, LTAC hospitals, IRFs and the Company’s rehabilitation therapy business, all of which became effective on October 1, 2011. The earnings guidance provided by the Company excludes the effect of (i) any transaction-related charges that have been recorded in prior periods or that may be incurred in the future, (ii) any other reimbursement changes, (iii) any material acquisitions or divestitures, (iv) any impairment charges that have been recorded in prior periods or that may be incurred in the future, or (v) any repurchases of common stock.

The Company expects consolidated revenues for 2011 to approximate $5.6 billion. Operating income, or earnings before interest, income taxes, depreciation, amortization and rent, is expected to range from $777 million to $780 million. Rent expense is expected to approximate $400 million, while depreciation and amortization should approximate $164 million. Net interest expense is expected to approximate $67 million. The Company expects to report income from continuing operations for 2011 between $91 million to $93 million or $1.87 to $1.92 per diluted share (based upon diluted shares of 47 million), an increase from its prior guidance of $1.80 to $1.90 per diluted share.

Excluding transaction-related charges and impairment charges, the Company has reported diluted earnings per common share of $1.56 in the first nine months of 2011.

The Company also provided its earnings outlook for the fourth quarter of 2011, estimating diluted earnings per share between $0.35 and $0.40 (based upon diluted shares of 52 million).

In addition, the Company reaffirmed its earnings guidance for fiscal 2012. The Company expects consolidated revenues for 2012 to approximate $6.4 billion. Operating income is expected to range from $911 million to $928 million. Rent expense is expected to approximate $445 million, while depreciation and amortization should approximate $200 million. Net interest expense is expected to approximate $110 million. The Company expects to report income from continuing operations for 2012 between $93 million to $104 million or $1.65 to $1.85 per diluted share (based upon diluted shares of 53 million).

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Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

The Company also indicated that it expects cash flows from operations in 2012 to range from $270 million to $290 million.

Routine capital expenditures in 2012 are expected to range from $135 million to $145 million, including approximately $16 million of expenditures to complete the information systems integration of RehabCare. The Company’s expected routine capital expenditures also include approximately $11 million to upgrade the clinical information systems in its hospital, nursing center and home health businesses.

In addition, the Company continues its ongoing development of its previously announced projects. At September 30, 2011, projects related to the replacement, expansion and upgrade of its LTAC hospitals in Dayton, Ohio and Charleston, South Carolina, as well as the development of two new IRFs in Texas and a new LTAC hospital in Seattle, will be completed at an aggregate additional cost of approximately $32 million through 2013 (these expenditures are not included in the routine capital spending estimates discussed above).

Mr. Diaz continued, “Our 2012 earnings guidance reflects our significant outperformance in the first nine months of this year, our continuing efforts to grow the Company organically as well as our enhanced view of the cost synergies and lower than expected financing costs associated with the RehabCare acquisition. Despite the worse than expected negative impact of the recently issued CMS rules for nursing centers and rehabilitation therapy, we will continue to seek new growth opportunities that are available to us as a result of our diverse lines of business and larger size and scale as we look forward to 2012 and beyond.”

Webcast of Conference Call

As previously announced, investors and the general public can access a live webcast of the third quarter 2011 conference call through a link on the Company’s website at http://investors.kindredhealthcare.com or at www.earnings.com. The conference call will be held November 3, 2011 at 10:00 a.m. (Eastern Time).

A telephone replay of the conference call will be available at approximately 1:00 p.m. on November 3 by dialing (719) 457-0820, access code: 2597040. The replay will be available through November 12.

Forward-Looking Statements

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Kindred’s expected future financial position, results of operations, cash flows, financing plans, business strategy, budgets, capital expenditures, competitive positions, growth opportunities, plans and objectives of management and statements containing the words such as “anticipate,” “approximate,” “believe,” “plan,” “estimate,” “expect,” “project,” “could,” “should,” “will,” “intend,” “may” and other similar expressions, are forward-looking statements.

Such forward-looking statements are inherently uncertain, and stockholders and other potential investors must recognize that actual results may differ materially from Kindred’s expectations as a result of a variety of factors, including, without limitation, those discussed below. Such forward-looking statements are based upon management’s current expectations and include known and unknown risks, uncertainties and other factors, many of which Kindred is unable to predict or control, that may cause Kindred’s actual results or performance to differ materially from any future results or performance expressed or implied by such forward-looking statements. These statements involve risks, uncertainties and other factors discussed below and detailed from time to time in Kindred’s filings with the Securities and Exchange Commission.

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Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

In addition to the factors set forth above, other factors that may affect Kindred’s plans or results include, without limitation, (a) the impact of a final rule issued by CMS on July 29, 2011 providing for a 11.1% reduction in Medicare reimbursement to nursing centers as well as changes in payments for the provision of group rehabilitation therapy services, (b) other potential reimbursement changes resulting from the Budget Control Act of 2011, (c) Kindred’s ability to integrate the operations of the acquired hospitals and rehabilitation services operations and realize the anticipated revenues, economies of scale, cost synergies and productivity gains in connection with the RehabCare acquisition and any other acquisitions that may be undertaken during 2011, as and when planned, including the potential for unanticipated issues, expenses and liabilities associated with those acquisitions, (d) the potential for diversion of management time and resources in seeking to integrate RehabCare’s operations, (e) the potential failure to retain key employees of RehabCare, (f) the impact of Kindred’s significantly increased levels of indebtedness as a result of the RehabCare acquisition on Kindred’s funding costs, operating flexibility and ability to fund ongoing operations, development capital expenditures or other strategic acquisitions with additional borrowings, particularly in light of ongoing volatility in the credit and capital markets, (g) the impact of healthcare reform, which will initiate significant reforms to the United States healthcare system, including potential material changes to the delivery of healthcare services and the reimbursement paid for such services by the government or other third party payors. Healthcare reform will impact each of Kindred’s businesses in some manner. Due to the substantial regulatory changes that will need to be implemented by CMS and others, and the numerous processes required to implement these reforms, Kindred cannot predict which healthcare initiatives will be implemented at the federal or state level, the timing of any such reforms, or the effect such reforms or any other future legislation or regulation will have on Kindred’s business, financial position, results of operations and liquidity, (h) changes in the reimbursement rates or the methods or timing of payment from third party payors, including commercial payors and the Medicare and Medicaid programs, changes arising from and related to the Medicare prospective payment system for LTAC hospitals, including potential changes in the Medicare payment rules, the Medicare Prescription Drug, Improvement, and Modernization Act of 2003, and changes in Medicare and Medicaid reimbursements for nursing centers, and the expiration of the Medicare Part B therapy cap exception process, (i) the effects of additional legislative changes and government regulations, interpretation of regulations and changes in the nature and enforcement of regulations governing the healthcare industry, (j) Kindred’s ability to successfully pursue its development activities, including through acquisitions, and successfully integrate new operations, including the realization of anticipated revenues, economies of scale, cost savings and productivity gains associated with such operations, (k) the impact of the Medicare, Medicaid and SCHIP Extension Act of 2007 (the “SCHIP Extension Act”), including the ability of Kindred’s hospitals to adjust to potential LTAC certification, medical necessity reviews and the moratorium on future hospital development, (l) the impact of the expiration of several moratoriums under the SCHIP Extension Act which could impact the short stay rules, the budget neutrality adjustment as well as implement the policy known as the “25 Percent Rule,” which would limit certain patient admissions, (m) failure of Kindred’s facilities to meet applicable licensure and certification requirements, (n) the further consolidation and cost containment efforts of managed care organizations and other third party payors, (o) Kindred’s ability to meet its rental and debt service obligations, (p) Kindred’s ability to operate pursuant to the terms of its debt obligations and its master lease agreements with Ventas, Inc. (NYSE:VTR), (q) the condition of the financial markets, including volatility and weakness in the equity, capital and credit markets, which could limit the availability and terms of debt and equity financing sources to fund the requirements of Kindred’s businesses, or which could negatively impact Kindred’s investment portfolio, (r) national and regional economic, financial, business and political conditions, including their effect on the availability and cost of labor, credit, materials and other services, (s) Kindred’s ability to control costs, particularly labor and employee benefit costs, (t) increased operating costs due to shortages in qualified nurses, therapists and other healthcare personnel, (u) Kindred’s ability to attract and retain key executives and other healthcare personnel, (v) the increase in the costs of defending and insuring against alleged professional liability and other claims and the ability to predict the estimated costs related to such claims, including the impact of differences in actuarial assumptions and estimates compared to eventual outcomes, (w) Kindred’s ability to successfully reduce (by divestiture of operations or otherwise)

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Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

its exposure to professional liability and other claims, (x) Kindred’s ability to successfully dispose of unprofitable facilities, (y) events or circumstances which could result in the impairment of an asset or other charges, (z) changes in generally accepted accounting principles (“GAAP”) or practices, and changes in tax accounting or tax laws (or authoritative interpretations relating to any of these matters), and (aa) Kindred’s ability to maintain an effective system of internal control over financial reporting. Many of these factors are beyond Kindred’s control. Kindred cautions investors that any forward-looking statements made by Kindred are not guarantees of future performance. Kindred disclaims any obligation to update any such factors or to announce publicly the results of any revisions to any of the forward-looking statements to reflect future events or developments.

In addition to the results provided in accordance with GAAP, the Company has provided non-GAAP measurements which present operating results and cash flows from operations for the third quarter and nine months ended September 30, 2011 and 2010 before certain charges or on a core basis. A reconciliation of the non-GAAP measurements to the GAAP measurements is included in this press release.

As noted above, the Company’s earnings release includes a financial measure referred to as operating income, or earnings before interest, income taxes, depreciation, amortization and rent. The Company’s management uses operating income as a meaningful measure of operational performance in addition to other measures. The Company uses operating income to assess the relative performance of its operating divisions as well as the employees that operate these businesses. In addition, the Company believes this measurement is important because securities analysts and investors use this measurement to compare the Company’s performance to other companies in the healthcare industry. The Company believes that income from continuing operations is the most comparable GAAP measure. Readers of the Company’s financial information should consider income from continuing operations as an important measure of the Company’s financial performance because it provides the most complete measure of its performance. Operating income should be considered in addition to, not as a substitute for, or superior to, financial measures based upon GAAP as an indicator of operating performance. A reconciliation of operating income to income from continuing operations provided in the Condensed Business Segment Data is included in this press release.

About Kindred Healthcare

Kindred Healthcare, Inc., a top-150 private employer in the United States, is a healthcare services company based in Louisville, Kentucky with annual revenues of $6 billion and approximately 76,900 employees in 46 states. At September 30, 2011, Kindred through its subsidiaries provided healthcare services in over 2,250 locations, including 120 long-term acute care hospitals, five inpatient rehabilitation hospitals, 224 nursing and rehabilitation centers, 23 sub-acute units, 47 hospice and home care locations, 102 inpatient rehabilitation units (hospital-based) and a contract rehabilitation services business, RehabCare, which served approximately 1,740 non-affiliated facilities. Ranked as one of Fortune magazine’s Most Admired Healthcare Companies for three years in a row, Kindred’s mission is to promote healing, provide hope, preserve dignity and produce value for each patient, resident, family member, customer, employee and shareholder we serve. For more information, go to www.kindredhealthcare.com.

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Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Financial Summary

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues	$1,514,062	$1,053,012	$3,999,075	$3,224,213

Income from continuing operations	$907	$5,100	$16,643	$36,391
Discontinued operations, net of income taxes:
Income (loss) from operations	1,119	(260)	1,527	(327)
Gain on divestiture of operations	—	86	—	3

Income (loss) from discontinued operations	1,119	(174)	1,527	(324)

Net income	2,026	4,926	18,170	36,067
(Earnings) loss attributable to noncontrolling interests	(241)	—	180	—

Income attributable to Kindred	$1,785	$4,926	$18,350	$36,067

Amounts attributable to Kindred stockholders:
Income from continuing operations	$666	$5,100	$16,823	$36,391
Income (loss) from discontinued operations	1,119	(174)	1,527	(324)

Net income	$1,785	$4,926	$18,350	$36,067

Earnings per common share:
Basic:
Income from continuing operations	$0.01	$0.13	$0.37	$0.92
Discontinued operations:
Income (loss) from operations	0.02	(0.01)	0.03	(0.01)
Gain on divestiture of operations	—	—	—	—

Net income	$0.03	$0.12	$0.40	$0.91

Diluted:
Income from continuing operations	$0.01	$0.13	$0.37	$0.92
Discontinued operations:
Income (loss) from operations	0.02	(0.01)	0.03	(0.01)
Gain on divestiture of operations	—	—	—	—

Net income	$0.03	$0.12	$0.40	$0.91

Shares used in computing earnings per common share:
Basic	51,329	38,778	44,577	38,720
Diluted	51,406	38,838	44,934	38,855

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Revenues	$1,514,062	$1,053,012	$3,999,075	$3,224,213

Salaries, wages and benefits	900,570	613,607	2,344,398	1,852,987
Supplies	107,514	83,753	294,254	255,094
Rent	105,511	89,295	292,641	266,595
Other operating expenses	332,017	234,968	878,518	707,859
Other income	(2,815)	(2,794)	(8,480)	(8,735)
Depreciation and amortization	46,947	29,167	117,367	90,140
Interest expense	25,790	1,642	54,675	4,247
Investment income	(37)	(403)	(789)	(903)

	1,515,497	1,049,235	3,972,584	3,167,284

Income (loss) from continuing operations before income taxes	(1,435)	3,777	26,491	56,929
Provision (benefit) for income taxes	(2,342)	(1,323)	9,848	20,538

Income from continuing operations	907	5,100	16,643	36,391
Discontinued operations, net of income taxes:
Income (loss) from operations	1,119	(260)	1,527	(327)
Gain on divestiture of operations	—	86	—	3

Income (loss) from discontinued operations	1,119	(174)	1,527	(324)

Net income	2,026	4,926	18,170	36,067
(Earnings) loss attributable to noncontrolling interests	(241)	—	180	—

Income attributable to Kindred	$1,785	$4,926	$18,350	$36,067

Amounts attributable to Kindred stockholders:
Income from continuing operations	$666	$5,100	$16,823	$36,391
Income (loss) from discontinued operations	1,119	(174)	1,527	(324)

Net income	$1,785	$4,926	$18,350	$36,067

Earnings per common share:
Basic:
Income from continuing operations	$0.01	$0.13	$0.37	$0.92
Discontinued operations:
Income (loss) from operations	0.02	(0.01)	0.03	(0.01)
Gain on divestiture of operations	—	—	—	—

Net income	$0.03	$0.12	$0.40	$0.91

Diluted:
Income from continuing operations	$0.01	$0.13	$0.37	$0.92
Discontinued operations:
Income (loss) from operations	0.02	(0.01)	0.03	(0.01)
Gain on divestiture of operations	—	—	—	—

Net income	$0.03	$0.12	$0.40	$0.91

Shares used in computing earnings per common share:
Basic	51,329	38,778	44,577	38,720
Diluted	51,406	38,838	44,934	38,855

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Balance Sheet

(Unaudited)

(In thousands, except per share amounts)

	September 30, 2011	December 31, 2010
ASSETS
Current assets:
Cash and cash equivalents	$34,095	$17,168
Cash - restricted	5,402	5,494
Insurance subsidiary investments	64,846	76,753
Accounts receivable less allowance for loss	972,340	631,877
Inventories	30,821	24,327
Deferred tax assets	28,799	13,439
Income taxes	18,039	42,118
Other	30,796	24,862

	1,185,138	836,038

Property and equipment	1,926,726	1,754,170
Accumulated depreciation	(875,885)	(857,623)

	1,050,841	896,547

Goodwill	1,123,699	242,420
Intangible assets less accumulated amortization	506,066	92,883
Assets held for sale	7,094	7,167
Insurance subsidiary investments	104,298	101,210
Deferred tax assets	—	88,816
Other	198,441	72,334

Total assets	$4,175,577	$2,337,415

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$218,523	$174,495
Salaries, wages and other compensation	392,297	291,116
Due to third party payors	41,436	27,115
Professional liability risks	41,728	41,555
Other accrued liabilities	140,840	87,012
Long-term debt due within one year	10,539	91

	845,363	621,384

Long-term debt	1,489,359	365,556
Professional liability risks	224,903	207,669
Deferred tax liabilities	26,678	—
Deferred credits and other liabilities	189,814	111,047

Noncontrolling interests-redeemable	9,626	—

Equity:
Stockholders’ equity:
Common stock, $0.25 par value; authorized 175,000 shares; issued 52,112 shares - September 30, 2011 and 39,495 shares - December 31, 2010	13,028	9,874
Capital in excess of par value	1,135,032	828,593
Accumulated other comprehensive income (loss)	(1,000)	135
Retained earnings	211,003	193,157

	1,358,063	1,031,759
Noncontrolling interests-nonredeemable	31,771	—

Total equity	1,389,834	1,031,759

Total liabilities and equity	$4,175,577	$2,337,415

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

(In thousands)

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Cash flows from operating activities:
Net income	$2,026	$4,926	$18,170	$36,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	46,947	29,167	117,367	90,140
Amortization of stock-based compensation costs	3,505	2,593	9,611	8,114
Payment of lender fees related to debt issuance	—	—	(46,232)	—
Provision for doubtful accounts	7,793	6,110	22,049	18,387
Deferred income taxes	(2,286)	(3,017)	(4,975)	(13,744)
Impairment charges	26,712	—	26,712	—
Gain on divestiture of discontinued operations	—	(86)	—	(3)
Other	(922)	(2,792)	1,465	(1,866)
Change in operating assets and liabilities:
Accounts receivable	(27,497)	8,146	(108,072)	(21,379)
Inventories and other assets	6,304	(1,088)	3,649	(7,574)
Accounts payable	(831)	(7,515)	386	(15,693)
Income taxes	(6,881)	3,981	20,792	25,734
Due to third party payors	1,143	12,123	4,698	10,099
Other accrued liabilities	10,505	15,361	52,186	22,573

Net cash provided by operating activities	66,518	67,909	117,806	150,855

Cash flows from investing activities:
Routine capital expenditures	(36,595)	(28,623)	(95,263)	(69,108)
Development capital expenditures	(44,152)	(20,364)	(69,570)	(40,219)
Acquisitions, net of cash acquired	(50,928)	(38,379)	(710,907)	(87,869)
Sale of assets	—	—	1,714	—
Purchase of insurance subsidiary investments	(8,867)	(10,566)	(25,904)	(34,684)
Sale of insurance subsidiary investments	10,398	11,138	37,587	72,971
Net change in insurance subsidiary cash and cash equivalents	(826)	(3,111)	(4,870)	(10,612)
Change in other investments	—	—	1,000	2
Other	(663)	698	(692)	1,279

Net cash used in investing activities	(131,633)	(89,207)	(866,905)	(168,240)

Cash flows from financing activities:
Proceeds from borrowings under revolving credit	533,200	457,900	1,633,300	1,109,900
Repayment of borrowings under revolving credit	(474,700)	(432,800)	(1,749,800)	(1,092,400)
Proceeds from issuance of senior unsecured notes	—	—	550,000	—
Proceeds from issuance of term loan, net of discount	—	—	693,000	—
Repayment of other long-term debt	(2,545)	(22)	(348,233)	(64)
Payment of deferred financing costs	(1,855)	(1,361)	(8,715)	(1,414)
Issuance of common stock	—	—	3,019	35
Purchase of noncontrolling interests in subsidiaries	(7,292)	—	(7,292)	—
Other	3	—	747	346

Net cash provided by financing activities	46,811	23,717	766,026	16,403

Change in cash and cash equivalents	(18,304)	2,419	16,927	(982)
Cash and cash equivalents at beginning of period	52,399	12,902	17,168	16,303

Cash and cash equivalents at end of period	$34,095	$15,321	$34,095	$15,321

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidated Statement of Operations

(Unaudited)

(In thousands, except per share amounts)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$1,192,421	$1,292,592	$1,514,062

Salaries, wages and benefits	627,175	612,205	613,607	652,703	678,695	765,133	900,570
Supplies	85,886	85,455	83,753	87,103	90,022	96,718	107,514
Rent	88,319	88,981	89,295	90,777	91,453	95,677	105,511
Other operating expenses	234,204	238,687	234,968	240,750	259,369	287,132	332,017
Other income	(3,084)	(2,857)	(2,794)	(2,687)	(2,785)	(2,880)	(2,815)
Depreciation and amortization	31,121	29,852	29,167	31,412	32,549	37,871	46,947
Interest expense	1,307	1,298	1,642	2,843	5,728	23,157	25,790
Investment (income) loss	(877)	377	(403)	(342)	(495)	(257)	(37)

	1,064,051	1,053,998	1,049,235	1,102,559	1,154,536	1,302,551	1,515,497

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	37,885	(9,959)	(1,435)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	15,609	(3,419)	(2,342)

Income (loss) from continuing operations	15,155	16,136	5,100	19,755	22,276	(6,540)	907
Discontinued operations, net of income taxes:
Income (loss) from operations	(154)	87	(260)	1,125	(179)	587	1,119
Gain (loss) on divestiture of operations	(137)	54	86	(456)	—	—	—

Income (loss) from discontinued operations	(291)	141	(174)	669	(179)	587	1,119

Net income (loss)	14,864	16,277	4,926	20,424	22,097	(5,953)	2,026
(Earnings ) loss attributable to noncontrolling interests	—	—	—	—	—	421	(241)

Income (loss) attributable to Kindred	$14,864	$16,277	$4,926	$20,424	$22,097	$(5,532)	$1,785

Amounts attributable to Kindred stockholders:
Income (loss) from continuing operations	$15,155	$16,136	$5,100	$19,755	$22,276	$(6,119)	$666
Income (loss) from discontinued operations	(291)	141	(174)	669	(179)	587	1,119

Net income (loss)	$14,864	$16,277	$4,926	$20,424	$22,097	$(5,532)	$1,785

Earnings (loss) per common share:
Basic:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$0.56	$(0.14)	$0.01
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	—	0.01	0.02
Gain (loss) on divestiture of operations	—	—	—	(0.01)	—	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$0.56	$(0.13)	$0.03

Diluted:
Income (loss) from continuing operations	$0.38	$0.41	$0.13	$0.50	$0.55	$(0.14)	$0.01
Discontinued operations:
Income (loss) from operations	—	—	(0.01)	0.03	—	0.01	0.02
Gain (loss) on divestiture of operations	—	—	—	(0.01)	—	—	—

Net income (loss)	$0.38	$0.41	$0.12	$0.52	$0.55	$(0.13)	$0.03

Shares used in computing earnings (loss) per common share:
Basic	38,626	38,756	38,778	38,790	39,035	43,231	51,329
Diluted	38,859	38,914	38,838	39,089	39,543	43,231	51,406

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

(In thousands)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second	Third
Revenues:
Hospital division	$507,062	$493,401	$465,198	$507,660	$558,974	$593,425	$684,781

Nursing center division	539,321	542,215	539,914	566,435	567,472	568,199	571,226

Rehabilitation division:
Skilled nursing rehabilitation services	98,997	101,148	103,807	117,325	122,656	172,074	267,993
Hospital rehabilitation services	21,147	20,913	20,436	21,182	22,490	38,291	69,811

	120,144	122,061	124,243	138,507	145,146	210,365	337,804

	1,166,527	1,157,677	1,129,355	1,212,602	1,271,592	1,371,989	1,593,811
Eliminations:
Skilled nursing rehabilitation services	(56,464)	(56,279)	(56,841)	(57,084)	(57,946)	(58,691)	(59,221)
Hospital rehabilitation services	(20,226)	(20,034)	(19,502)	(20,034)	(21,225)	(20,706)	(20,528)

	(76,690)	(76,313)	(76,343)	(77,118)	(79,171)	(79,397)	(79,749)

	$1,089,837	$1,081,364	$1,053,012	$1,135,484	$1,192,421	$1,292,592	$1,514,062

Income (loss) from continuing operations:
Operating income (loss):
Hospital division	$95,440	$91,790	$75,784	$97,343	$108,385	$108,465	$122,599 (a)

Nursing center division	70,614	76,529	69,363	86,912	87,350	93,532	65,982 (a)

Rehabilitation division:
Skilled nursing rehabilitation services	9,537	9,307	9,486	5,307	9,149	15,531	28,682
Hospital rehabilitation services	5,146	4,793	4,728	4,302	5,332	8,033	15,606

	14,683	14,100	14,214	9,609	14,481	23,564	44,288

Corporate:
Overhead	(33,831)	(32,799)	(34,329)	(33,002)	(38,315)	(43,801)	(48,806)
Insurance subsidiary	(480)	(791)	(783)	(1,099)	(602)	(420)	(750)

	(34,311)	(33,590)	(35,112)	(34,101)	(38,917)	(44,221)	(49,556)
Transaction costs (b)	(770)	(955)	(771)	(2,148)	(4,179)	(34,851)	(6,537)

Operating income	145,656	147,874	123,478	157,615	167,120	146,489	176,776
Rent	(88,319)	(88,981)	(89,295)	(90,777)	(91,453)	(95,677)	(105,511)
Depreciation and amortization	(31,121)	(29,852)	(29,167)	(31,412)	(32,549)	(37,871)	(46,947)
Interest, net	(430)	(1,675)	(1,239)	(2,501)	(5,233)	(22,900)	(25,753)

Income (loss) from continuing operations before income taxes	25,786	27,366	3,777	32,925	37,885	(9,959)	(1,435)
Provision (benefit) for income taxes	10,631	11,230	(1,323)	13,170	15,609	(3,419)	(2,342)

	$15,155	$16,136	$5,100	$19,755	$22,276	$(6,540)	$907

(a)	Includes impairment charges of $3.1 million for the hospital division and $23.6 million for the nursing center division.
(b)	Transaction-related charges for the 2010 periods have been reclassified to conform with the current period presentation.

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations

(Unaudited)

(In thousands)

	Three months ended September 30, 2011
		Nursing center division (a)	Rehabilitation division
	Hospital division (a)		Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated
Revenues	$684,781	$571,226	$267,993	$69,811	$337,804	$—	$—	$(79,749)	$1,514,062

Salaries, wages and benefits	316,507	272,505	227,577	49,262	276,839	33,482	1,256	(19)	900,570
Supplies	77,045	28,650	1,506	62	1,568	251	—	—	107,514
Rent	52,737	49,862	2,169	95	2,264	648	—	—	105,511
Other operating expenses	168,630	204,089	10,228	4,881	15,109	18,638	5,281	(79,730)	332,017
Other income	—	—	—	—	—	(2,815)	—	—	(2,815)
Depreciation and amortization	21,612	12,655	3,023	2,372	5,395	7,285	—	—	46,947
Interest expense	206	25	—	—	—	25,559	—	—	25,790
Investment income	(1)	(18)	(1)	(1)	(2)	(16)	—	—	(37)

	636,736	567,768	244,502	56,671	301,173	83,032	6,537	(79,749)	1,515,497

Income (loss) from continuing operations before income taxes	$48,045	$3,458	$23,491	$13,140	$36,631	$(83,032)	$(6,537)	$—	(1,435)

Income tax benefit									(2,342)

Income from continuing operations									$907

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$12,919	$10,572	$296	$81	$377	$12,727	$—	$—	$36,595
Development	39,964	4,113	75	—	75	—	—	—	44,152

	$52,883	$14,685	$371	$81	$452	$12,727	$—	$—	$80,747

	Three months ended September 30, 2010
		Nursing center division	Rehabilitation division
	Hospital division		Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated
Revenues	$465,198	$539,914	$103,807	$20,436	$124,243	$—	$—	$(76,343)	$1,053,012

Salaries, wages and benefits	215,590	267,665	89,923	15,040	104,963	25,403	—	(14)	613,607
Supplies	55,189	27,559	836	24	860	145	—	—	83,753
Rent	38,122	49,627	1,474	28	1,502	44	—	—	89,295
Other operating expenses	118,635	175,327	3,562	644	4,206	12,358	771	(76,329)	234,968
Other income	—	—	—	—	—	(2,794)	—	—	(2,794)
Depreciation and amortization	12,655	10,527	591	77	668	5,317	—	—	29,167
Interest expense	—	36	—	—	—	1,606	—	—	1,642
Investment income	—	(21)	—	—	—	(382)	—	—	(403)

	440,191	530,720	96,386	15,813	112,199	41,697	771	(76,343)	1,049,235

Income from continuing operations before income taxes	$25,007	$9,194	$7,421	$4,623	$12,044	$(41,697)	$(771)	$—	3,777

Income tax benefit									(1,323)

Income from continuing operations									$5,100

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$9,113	$11,548	$328	$23	$351	$7,611	$—	$—	$28,623
Development	12,900	7,464	—	—	—	—	—	—	20,364

	$22,013	$19,012	$328	$23	$351	$7,611	$—	$—	$48,987

(a)	Includes $26.7 million in aggregate of impairment charges in other operating expenses (hospital division - $ 3.1 million and nursing center division - $23.6 million).

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Consolidating Statement of Operations (Continued)

(Unaudited)

(In thousands)

	Nine months ended September 30, 2011
		Nursing center division	Rehabilitation division
	Hospital division		Skilled nursing services	Hospital services	Total	Corporate	Transaction costs	Eliminations	Consolidated
Revenues	$1,837,180	$1,706,897	$562,723	$130,592	$693,315	$—	$—	$(238,317)	$3,999,075

Salaries, wages and benefits	842,829	816,022	483,996	93,996	577,992	91,502	16,122	(69)	2,344,398
Supplies	206,504	83,645	3,396	122	3,518	587	—	—	294,254
Rent	137,033	148,808	5,658	156	5,814	986	—	—	292,641
Other operating expenses	448,398	560,366	21,969	7,503	29,472	49,085	29,445	(238,248)	878,518
Other income	—	—	—	—	—	(8,480)	—	—	(8,480)
Depreciation and amortization	52,462	37,486	5,121	3,288	8,409	19,010	—	—	117,367
Interest expense	272	76	—	—	—	40,525	13,802	—	54,675
Investment income	(4)	(58)	(3)	(1)	(4)	(723)	—	—	(789)

	1,687,494	1,646,345	520,137	105,064	625,201	192,492	59,369	(238,317)	3,972,584

Income from continuing operations before income taxes	$149,686	$60,552	$42,586	$25,528	$68,114	$(192,492)	$(59,369)	$—	26,491

Provision for income taxes									9,848

Income from continuing operations									$16,643

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$36,872	$26,727	$768	$178	$946	$30,718	$—	$—	$95,263
Development	54,164	15,140	266	—	266	—	—	—	69,570

	$91,036	$41,867	$1,034	$178	$1,212	$30,718	$—	$—	$164,833

	Nine months ended September 30, 2010
		Nursing center division (a)	Rehabilitation division
	Hospital division (a)		Skilled nursing services	Hospital services	Total	Corporate (a)	Transaction costs	Eliminations	Consolidated
Revenues	$1,465,661	$1,621,450	$303,952	$62,496	$366,448	$—	$—	$(229,346)	$3,224,213

Salaries, wages and benefits	664,317	805,560	261,497	45,960	307,457	75,667	—	(14)	1,852,987
Supplies	170,273	82,135	2,206	67	2,273	413	—	—	255,094
Rent	113,580	148,458	4,368	79	4,447	110	—	—	266,595
Other operating expenses	368,057	517,249	11,919	1,802	13,721	35,668	2,496	(229,332)	707,859
Other income	—	—	—	—	—	(8,735)	—	—	(8,735)
Depreciation and amortization	38,218	33,825	1,672	207	1,879	16,218	—	—	90,140
Interest expense	3	96	—	—	—	4,148	—	—	4,247
Investment income	(1)	(56)	(3)	(1)	(4)	(842)	—	—	(903)

	1,354,447	1,587,267	281,659	48,114	329,773	122,647	2,496	(229,346)	3,167,284

Income from continuing operations before income taxes	$111,214	$34,183	$22,293	$14,382	$36,675	$(122,647)	$(2,496)	$—	56,929

Provision for income taxes									20,538

Income from continuing operations									$36,391

Capital expenditures, excluding acquisitions (including discontinued operations):
Routine	$23,132	$24,732	$814	$85	$899	$20,345	$—	$—	$69,108
Development	28,883	11,336	—	—	—	—	—	—	40,219

	$52,015	$36,068	$814	$85	$899	$20,345	$—	$—	$109,327

(a)	Includes $2.9 million in aggregate of severance and retirement costs in salaries, wages and benefits (hospital division - $ 1.1 million, nursing center division - $0.5 million and corporate - $1.3 million).

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data:
End of period data:
Number of hospitals:
Long-term acute care	83	83	83	89	89	120	120
Inpatient rehabilitation	—	—	—	—	—	5	5

	83	83	83	89	89	125	125

Number of licensed beds:
Long-term acute care	6,580	6,576	6,563	6,887	6,889	8,609	8,597
Inpatient rehabilitation	—	—	—	—	—	183	183

	6,580	6,576	6,563	6,887	6,889	8,792	8,780

Revenue mix %:
Medicare	56	56	55	58	60	60	60
Medicaid	9	9	9	9	8	8	8
Medicare Advantage	10	10	10	9	10	10	10
Commercial insurance and other	25	25	26	24	22	22	22

Admissions:
Medicare	7,432	7,125	6,769	7,640	8,504	8,913	11,002
Medicaid	997	990	1,022	1,034	1,085	1,163	1,236
Medicare Advantage	1,129	1,106	936	1,071	1,172	1,348	1,609
Commercial insurance and other	2,262	2,048	1,978	2,020	2,282	2,290	2,669

	11,820	11,269	10,705	11,765	13,043	13,714	16,516

Admissions mix %:
Medicare	63	63	63	65	65	65	67
Medicaid	8	9	10	9	8	8	7
Medicare Advantage	10	10	9	9	9	10	10
Commercial insurance and other	19	18	18	17	18	17	16

Patient days:
Medicare	202,882	195,964	179,324	198,129	219,213	237,257	275,561
Medicaid	47,813	45,952	48,514	46,596	45,650	45,746	48,911
Medicare Advantage	34,524	36,000	31,186	32,868	35,639	39,503	47,819
Commercial insurance and other	75,483	70,651	70,198	69,585	70,522	72,759	83,375

	360,702	348,567	329,222	347,178	371,024	395,265	455,666

Average length of stay:
Medicare	27.3	27.5	26.5	25.9	25.8	26.6	25.0
Medicaid	48.0	46.4	47.5	45.1	42.1	39.3	39.6
Medicare Advantage	30.6	32.5	33.3	30.7	30.4	29.3	29.7
Commercial insurance and other	33.4	34.5	35.5	34.4	30.9	31.8	31.2
Weighted average	30.5	30.9	30.8	29.5	28.4	28.8	27.6

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second	Third
Hospital data (continued):
Revenues per admission:
Medicare	$38,078	$38,938	$37,675	$38,368	$39,439	$40,089	$37,408
Medicaid	45,738	42,774	42,910	41,704	42,432	41,576	40,720
Medicare Advantage	45,187	46,169	48,122	44,744	46,217	42,708	43,616
Commercial insurance and other	56,344	59,842	61,314	61,131	54,065	56,850	57,216
Weighted average	42,899	43,784	43,456	43,150	42,856	43,271	41,462

Revenues per patient day:
Medicare	$1,395	$1,416	$1,422	$1,479	$1,530	$1,506	$1,494
Medicaid	954	922	904	925	1,009	1,057	1,029
Medicare Advantage	1,478	1,418	1,444	1,458	1,520	1,457	1,468
Commercial insurance and other	1,688	1,735	1,728	1,775	1,749	1,789	1,832
Weighted average	1,406	1,416	1,413	1,462	1,507	1,501	1,503

Medicare case mix index (discharged patients only)	1.21	1.21	1.19	1.17	1.21	1.22	1.17

Average daily census	4,008	3,830	3,579	3,774	4,122	4,344	4,953
Occupancy %	68.2	66.1	62.0	64.0	68.7	65.5	62.6

Annualized employee turnover %	21.8	22.6	22.3	22.0	21.2	22.1	21.4

Nursing and rehabilitation center data:
End of period data:
Number of facilities:
Nursing and rehabilitation centers:
Owned or leased	218	219	222	222	220	220	220
Managed	4	4	4	4	4	4	4
Assisted living facilities	6	7	7	7	6	6	6

	228	230	233	233	230	230	230

Number of licensed beds:
Nursing and rehabilitation centers:
Owned or leased	26,711	26,760	27,030	26,957	26,767	26,687	26,687
Managed	485	485	485	485	485	485	485
Assisted living facilities	327	463	463	463	413	413	413

	27,523	27,708	27,978	27,905	27,665	27,585	27,585

Revenue mix %:
Medicare	35	34	33	36	38	37	36
Medicaid	41	41	41	39	37	38	38
Medicare Advantage	6	7	7	7	7	7	7
Private and other	18	18	19	18	18	18	19

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Condensed Business Segment Data (Continued)

(Unaudited)

	2010 Quarters				2011 Quarters
	First	Second	Third	Fourth	First	Second	Third
Nursing and rehabilitation center data (continued):
Patient days (excludes managed facilities):
Medicare	369,102	363,149	346,837	344,018	370,395	358,760	345,362
Medicaid	1,312,517	1,292,246	1,289,643	1,287,739	1,232,620	1,229,517	1,255,418
Medicare Advantage	87,692	92,051	91,643	94,336	97,460	94,483	95,751
Private and other	397,550	415,921	437,413	453,357	425,414	435,667	436,074

	2,166,861	2,163,367	2,165,536	2,179,450	2,125,889	2,118,427	2,132,605

Patient day mix %:
Medicare	17	17	16	16	17	17	16
Medicaid	61	60	60	59	58	58	59
Medicare Advantage	4	4	4	4	5	4	5
Private and other	18	19	20	21	20	21	20

Revenues per patient day:
Medicare Part A	$470	$469	$468	$534	$537	$544	$550
Total Medicare (including Part B)	513	515	519	587	579	589	599
Medicaid	168	171	171	171	172	173	174
Medicare Advantage	398	400	405	432	416	420	421
Private and other	238	234	232	228	235	240	243
Weighted average	249	250	249	260	267	268	268

Average daily census	24,076	23,773	23,538	23,690	23,621	23,279	23,180
Admissions (excludes managed facilities)	19,026	18,924	19,383	19,118	20,619	20,143	20,118
Occupancy %	89.0	87.3	86.8	86.4	86.9	85.9	85.5
Medicare average length of stay	33.7	35.2	34.3	33.0	32.9	33.4	33.0

Annualized employee turnover %	36.7	38.8	39.8	39.6	37.8	39.8	40.2

Rehabilitation data:
Skilled nursing rehabilitation services:
Revenue mix %:
Company-operated	57	56	55	49	47	34	22
Non-affiliated	43	44	45	51	53	66	78

Sites of service (at end of period)	554	568	595	635	641	1,848	1,835
Revenue per site	$172,498	$171,254	$167,832	$174,896	$178,812	$137,316	$137,643

Therapist productivity %	83.8	84.2	82.1	78.6	80.6	81.6	80.5

Home health and hospice revenues	$3,434	$3,875	$3,947	$6,266	$8,038	$10,828	$15,419

Hospital rehabilitation services:
Revenue mix %:
Company-operated	96	96	95	95	94	54	29
Non-affiliated	4	4	5	5	6	46	71

Sites of service (at end of period):
Inpatient rehabilitation units	—	—	—	1	1	104	102
LTAC hospitals	85	85	85	91	93	97	99
Sub-acute units	7	7	7	7	8	22	23
Outpatient units	10	11	11	12	12	119	114
Other	2	2	4	4	5	8	7

	104	105	107	115	119	350	345

Revenue per site	$203,337	$199,174	$190,986	$184,193	$188,989	$199,661	$202,352
Annualized employee turnover %	12.6	14.2	15.4	14.4	14.5	17.1	16.5

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Earnings Per Common Share Reconciliation (a)

(Unaudited)

(In thousands, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,
	2011		2010		2011		2010
	Basic	Diluted	Basic	Diluted	Basic	Diluted	Basic	Diluted
Earnings:
Amounts attributable to Kindred stockholders:
Income from continuing operations:
As reported in Statement of Operations	$666	$666	$5,100	$5,100	$16,823	$16,823	$36,391	$36,391
Allocation to participating unvested restricted stockholders	(10)	(10)	(91)	(91)	(287)	(284)	(664)	(662)

Available to common stockholders	$656	$656	$5,009	$5,009	$16,536	$16,539	$35,727	$35,729

Discontinued operations, net of income taxes:
Income (loss) from operations:
As reported in Statement of Operations	$1,119	$1,119	$(260)	$(260)	$1,527	$1,527	$(327)	$(327)
Allocation to participating unvested restricted stockholders	(17)	(17)	5	5	(26)	(26)	6	6

Available to common stockholders	$1,102	$1,102	$(255)	$(255)	$1,501	$1,501	$(321)	$(321)

Gain on divestiture of operations:
As reported in Statement of Operations	$—	$—	$86	$86	$—	$—	$3	$3
Allocation to participating unvested restricted stockholders	—	—	(2)	(2)	—	—	—	—

Available to common stockholders	$—	$—	$84	$84	$—	$—	$3	$3

Net income:
As reported in Statement of Operations	$1,785	$1,785	$4,926	$4,926	$18,350	$18,350	$36,067	$36,067
Allocation to participating unvested restricted stockholders	(27)	(27)	(88)	(88)	(313)	(310)	(658)	(656)

Available to common stockholders	$1,758	$1,758	$4,838	$4,838	$18,037	$18,040	$35,409	$35,411

Shares used in the computation:
Weighted average shares outstanding -basic computation	51,329	51,329	38,778	38,778	44,577	44,577	38,720	38,720

Dilutive effect of employee stock options		77		60		357		135

Adjusted weighted average shares outstanding - diluted computation		51,406		38,838		44,934		38,855

Earnings per common share:
Income from continuing operations	$0.01	$0.01	$0.13	$0.13	$0.37	$0.37	$0.92	$0.92
Discontinued operations:
Income (loss) from operations	0.02	0.02	(0.01)	(0.01)	0.03	0.03	(0.01)	(0.01)
Gain on divestiture of operations	—	—	—	—	—	—	—	—

Net income	$0.03	$0.03	$0.12	$0.12	$0.40	$0.40	$0.91	$0.91

(a)	Earnings per common share are based upon the weighted average number of common shares outstanding during the respective periods. The diluted calculation of earnings per common share includes the dilutive effect of stock options. The Company follows the provisions of the authoritative guidance for determining whether instruments granted in share-based payment transactions are participating securities, which requires that certain unvested restricted stock be included as a participating security in the basic and diluted earnings per common share calculation pursuant to the two-class method.

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results

(Unaudited)

(In thousands, except per share amounts and statistics)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating results for the third quarter and nine months ended September 30, 2011 and 2010 before certain charges or on a core basis. The charges that were excluded from core operating results for the third quarter and nine months ended September 30, 2011 relate to transaction, financing, severance and impairment charges. The charges that were excluded from core operating results for the third quarter ended September 30, 2010 relate to transaction costs. The charges that are excluded from core operating results for the nine months ended September 30, 2010 relate to transaction, severance and retirement costs.

The income tax benefit associated with the excluded charges was calculated using an effective income tax rate of 37.2% and 36.8% for the third quarter and nine months ended September 30, 2011, respectively, and an effective income tax rate of 38.5% for the third quarter and nine months ended September 30, 2010. Certain of the excluded charges for the third quarter and nine months ended September 30, 2011 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company’s financial results in accordance with GAAP. The Company believes that the presentation of core operating results provides additional information to investors to facilitate the comparison between periods by excluding certain charges for the third quarter and nine months ended September 30, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the charges. The Company’s core operating results also represent a key performance measure for the purposes of evaluating performance internally.

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Detail of charges excluded from core operating results:
Transaction costs	$(5,281)	$(771)	$(29,445)	$(2,496)
Financing costs (in connection with the RehabCare acquisition)	—	—	(13,802)	—
Severance and retirement costs	(1,256)	—	(16,122)	(2,906)
Impairment charges	(26,712)	—	(26,712)	—

	(33,249)	(771)	(86,081)	(5,402)
Income tax benefit	12,371	297	31,708	2,080

Charges net of income taxes	(20,878)	(474)	(54,373)	(3,322)
Allocation to participating unvested restricted stockholders	314	8	920	60

Available to common stockholders	$(20,564)	$(466)	$(53,453)	$(3,262)

Weighted average diluted shares outstanding	51,406	38,838	44,934	38,855

Diluted loss per common share related to charges	$(0.40)	$(0.01)	$(1.19)	$(0.08)

Reconciliation of adjusted operating income before charges:
Operating income before charges	$210,025	$124,249	$562,664	$422,410
Detail of charges excluded from core operating results:
Transaction costs	(5,281)	(771)	(29,445)	(2,496)
Severance and retirement costs	(1,256)	—	(16,122)	(2,906)
Impairment charges	(26,712)	—	(26,712)	—

	(33,249)	(771)	(72,279)	(5,402)

Reported operating income	$176,776	$123,478	$490,385	$417,008

Reconciliation of adjusted income from continuing operations before charges:
Amounts attributable to Kindred stockholders:
Income from continuing operations before charges	$21,544	$5,574	$71,196	$39,713
Charges net of income taxes	(20,878)	(474)	(54,373)	(3,322)

Reported income from continuing operations	$666	$5,100	$16,823	$36,391

Reconciliation of diluted income per common share from continuing operations before charges:
Diluted income per common share before charges (a)	$0.41	$0.14	$1.56	$1.00
Charges net of income taxes as computed above	(0.40)	(0.01)	(1.19)	(0.08)

Reported diluted income per common share from continuing operations	$0.01	$0.13	$0.37	$0.92

Weighted average diluted shares outstanding	51,406	38,838	44,934	38,855
Reconciliation of effective income tax rate before charges:
Effective income tax rate before charges	31.5%	22.6%	36.9%	36.3%
Impact of charges on effective income tax rate	131.7%	12.4%	0.3%	(0.2)%

Reported effective income tax rate	163.2%	35.0%	37.2%	36.1%

(a)	For purposes of computing diluted earnings per common share, income from continuing operations before charges was reduced by $0.3 million and $0.1 million for the three months ended September 30, 2011 and 2010, respectively, and $1.2 million and $0.7 million for the nine months ended September 30, 2011 and 2010, respectively, for the allocation of income to participating unvested restricted stockholders.

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Non-GAAP Measurements to GAAP Results (Continued)

(Unaudited)

(In thousands)

In addition to the results provided in accordance with GAAP, the Company has provided a non-GAAP measurement which presents operating cash flows for the third quarter and nine months ended September 30, 2011 and 2010 excluding certain payments, net of income tax benefit, or on an adjusted basis. The payments that were excluded from adjusted operating cash flows for the third quarter and nine months ended September 30, 2011 relate to financing, transaction and severance costs, net of income tax benefit. The payments that were excluded from adjusted operating cash flows for the third quarter ended September 30, 2010 relate to transaction costs, net of income tax benefit. The payments that are excluded from adjusted operating cash flows for the nine months ended September 30, 2010 relate to transaction, severance and retirement costs, net of income tax benefit.

The income tax benefit associated with the excluded payments was calculated using an effective income tax rate of 33.3% and 36.2% for the third quarter and nine months ended September 30, 2011, respectively, and an effective income tax rate of 38.5% for the third quarter and nine months ended September 30, 2010. Certain of the excluded payments for the third quarter and nine months ended September 30, 2011 are not deductible for income tax purposes thus resulting in a lower effective income tax rate than the comparable prior year periods.

This non-GAAP measurement is not intended to replace the presentation of the Company’s operating cash flows in accordance with GAAP. The Company believes that the presentation of adjusted operating cash flows provides additional information to investors to facilitate the comparison between periods by excluding certain payments for the third quarter and nine months ended September 30, 2011 and 2010 that the Company believes are not representative of its ongoing operations due to the materiality and nature of the payments. The Company’s adjusted operating cash flows also represent a key cash flow measure for the purposes of evaluating cash flows internally.

	Three months ended September 30,		Nine months ended September 30,
	2011	2010	2011	2010
Reconciliation of net cash flows provided by operating activities to adjusted operating cash flows:
Net cash provided by operating activities	$66,518	$67,909	$117,806	$150,855
Adjustments to remove certain payments:
Financing costs:
Capitalized as deferred financing costs	—	—	46,232	—
Charged to interest expense	—	—	13,074	—
Transaction costs	7,395	955	29,458	1,710
Severance and retirement costs	3,295	—	10,265	2,689
Benefit of reduced income tax payments resulting from financing, transaction, severance and retirement costs	(2,781)	(297)	(22,118)	(2,080)

	7,909	658	76,911	2,319

Adjusted operating cash flows	$74,427	$68,567	$194,717	$153,174

Kindred Healthcare Reports Strong Third Quarter Results

November 2, 2011

KINDRED HEALTHCARE, INC.

Reconciliation of Earnings Guidance for 2011 and 2012 - Continuing Operations

(Unaudited)

(In millions, except per share amounts)

	Earnings Guidance Ranges (a)
	As of November 2, 2011				As of August 8, 2011
	2011		2012		2011		2012
	Low	High	Low	High	Low	High	Low	High
Operating income	$777	$780	$911	$928	$775	$780	$911	$928

Rent	400	400	445	445	400	400	445	445
Depreciation and amortization	164	164	200	200	164	164	200	200
Interest, net	67	67	110	110	69	69	110	110

Income from continuing operations before income taxes	146	149	156	173	142	147	156	173
Provision for income taxes	55	56	63	69	53	54	63	69

Income from continuing operations	91	93	93	104	89	93	93	104
Earnings attributable to noncontrolling interests	(1)	(1)	(4)	(4)	(2)	(2)	(4)	(4)

Income attributable to the Company	90	92	89	100	87	91	89	100
Allocation to participating unvested restricted stockholders	(2)	(2)	(2)	(2)	(2)	(2)	(2)	(2)

Available to common stockholders	$88	$90	$87	$98	$85	$89	$87	$98

Earnings per diluted share	$1.87	$1.92	$1.65	$1.85	$1.80	$1.90	$1.65	$1.85

Shares used in computing earnings per diluted share	47.0	47.0	53.0	53.0	47.0	47.0	53.0	53.0

(a)	The Company’s earnings guidance for continuing operations reflects the anticipated impact of the final rules recently issued by CMS related to payment rates for nursing centers, LTAC hospitals, IRFs and the Company’s rehabilitation therapy business, all of which became effective on October 1, 2011. The Company’s earnings guidance excludes the effect of (i) any transaction-related charges that have been recorded in prior periods or that may be incurred in the future, (ii) any other reimbursement changes, (iii) any material acquisitions or divestitures, (iv) any impairment charges that have been recorded in prior periods or that may be incurred in the future, or (v) any repurchases of common stock.